Exhibit 99.1

News Release
For Immediate Release

SALLIE MAE TO HOST INVESTOR FORUM ON DEC. 12

Webcast and Conference Call Scheduled for Tuesday, Dec. 12 at 4:30 p.m. ET

NEWARK, Del., Nov. 28, 2023 – Sallie Mae® (Nasdaq: SLM), formally SLM Corporation, will host an investor forum on Tuesday, Dec. 12, 2023 at 4:30 p.m. ET to discuss the evolution of its balance sheet and capital allocation strategy.

A live audio webcast and presentation slides will be available at SallieMae.com/investors and the hosting website. Investors should log in at least 15 minutes prior to the broadcast.

For those dialing in or participating in the question and answer portion of the investor forum please pre-register beginning today. Once registered, participants will be provided a dial-in number with a personalized conference code to access the call.

A replay of the investor forum will be available on SallieMae.com/investors approximately two hours after the call’s conclusion. Any presentation slides will also be available on the site.

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Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

Contacts:

Media:
Rick Castellano
302.451.2541
Rick.Castellano@SallieMae.com

Investors:
Melissa Bronaugh
571.526.2455
Melissa.Bronaugh@SallieMae.com